EXHIBIT 99.1

Spirit of Texas Bancshares, Inc. Reports  Second Quarter 2018 Financial Results

CONROE, Texas, July 24, 2018 (GLOBE NEWSWIRE) -- Spirit of Texas Bancshares, Inc. (NASDAQ:STXB) (the “Company”), the bank holding company for Spirit of Texas Bank, today reported its results for its second quarter ended June 30, 2018.

  Net income increased to $2.7 million in the second quarter 2018 compared to $2.0 million in the second quarter 2017.
  Diluted earnings per share was $0.29 in the second quarter 2018 compared to $0.27 in the second quarter 2017.
  Reported and Tax Equivalent Net Interest Margin(1) were 4.52% and 4.57%, respectively, for the second quarter 2018, compared to 4.11% and 4.21% for the second quarter of 2017 and 4.41% and 4.46% for the first quarter 2018.
  Return on Average Assets(2) was 1.02% for the second quarter 2018 compared to 0.81% for the second quarter of 2017.
  Return on Average Stockholders’ Equity(2) was 9.03% for the second quarter 2018 compared to 8.41% for the second quarter of 2017.
  Reported and Adjusted Efficiency ratio(1) were 70.09% and 68.81%, respectively, for the second quarter 2018, compared to 72.22% and 71.13%, respectively, for the second quarter of 2017.
  Book value per share was $15.12 as of June 30, 2018 compared to $13.76 as of March 31, 2018 and $13.62 as of December 31, 2017. Tangible book value per share(1) was $14.34 as of June 30, 2018 compared to $12.71 as of March 31, 2018 and $12.52 as of December 31, 2017.
  Total Stockholders’ Equity to Total Assets was 13.74% as of June 30, 2018 compared to 9.91% as of March 31, 2018 and 9.62% as of December 31, 2017. Tangible Equity to Tangible Assets(1) was 13.13% as of June 30, 2018 compared to 9.23% as of March 31, 2018 and 8.92% as of December 31, 2017.

Dean Bass, Spirit of Texas Bancshares’ Chairman and Chief Executive Officer, stated, “We are pleased to report solid second quarter results that represented improved profitability and continued organic growth.  We are also pleased to have recently announced the acquisition of Comanche National Bank, our eighth acquisition in Texas since our founding and our first since becoming a public company in May 2018.  Comanche operates eight full-service banking locations in the North Central Texas area and has a proven history of strong earnings and sound asset quality. Comanche is expected to bolster our existing banking capabilities in North Central Texas and expand our footprint into the deposit-rich counties of Comanche, Jack, Palo Pinto and Parker, located west of the Dallas/Fort Worth metroplex.  The transaction is expected to close in the fourth quarter of 2018, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of Comanche’s and Spirit’s shareholders.”

Loan Portfolio and Composition

During the quarter, the loan portfolio, gross of the allowance for loan losses, grew to $917.5 million as of June 30, 2018, an increase of 4% from $882.1 million as of March 31, 2018 and 6% from $869.1 million as of December 31, 2017.  Loan growth during the second quarter of 2018 was distributed among our commercial and industrial and real estate portfolios. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in the Houston and Dallas/Fort Worth metropolitan areas, including the recently-announced acquisition of Comanche National Bank in North Central, all of which are expected to continue to benefit from favorable economic conditions.

Asset Quality

The provision for loan losses recorded for the second quarter of 2018 was $635 thousand. The provision for loan losses served to increase the allowance to $6.0 million, or 0.66% of the $917.5 million in loans outstanding. The nonperforming loans to loans held for investment ratio as of June 30, 2018 was 0.44%.

Deposits and Borrowings

Deposits totaled $844.7 million as of June 30, 2018, an increase of 0.4% from $841.0 million as of March 31, 2018 and 1% from $835.4 million as of December 31, 2017.  Demand deposits increased by $5.2 million, or 3%, from March 31, 2018 and $6.9 million, or 4%, from December 31, 2017.  Demand deposits represent 22% of total deposits as of June 30, 2018, compared to 21% as of both March 31, 2018 and December 31, 2017. The average cost of deposits was 92 basis points for the second quarter of 2018, representing a 12 basis point increase from the second quarter of 2017 and a 7 basis point increase from the first quarter of 2018.

Net Interest Margin and Net Interest Income

The net interest margin for the second quarter of 2018 was 4.52%, an increase of 41 basis points from the second quarter of 2017 and 11 basis points from the first quarter of 2018. The tax equivalent net interest margin for the second quarter of 2018 was 4.57%, an increase of 36 basis points from the second quarter of 2017 and 11 basis points from the first quarter of 2018.  The increase from the second quarter of 2017 and the first quarter of 2018 was due primarily to the impact of an increase in interest rates by the Federal Open Market Committee during 2017 and 2018 as well as an increase of average interest-earning assets.

Net interest income totaled $11.1 million in the second quarter of 2018, an increase of 15.5% from $9.6 million in the second quarter of 2017.  Interest income totaled $13.5 million in the second quarter of 2018, an increase of 16.1% from $11.6 million in the second quarter of 2017.  Interest and fees on loans increased by $1.9 million, or 16.5%, from the second quarter of 2017 due to growth in the loan portfolio and the impact of an increase in interest rates by the Federal Open Market Committee during 2017 and 2018. Interest expense was $2.4 million for the second quarter of 2018, an increase of 18.6% from $2.0 million in the second quarter of 2017. The increase from the second quarter of 2017 was primarily due to an increase in the rate paid on interest-bearing liabilities of 20 basis points.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.3 million in the second quarter of 2018 when compared to $3.6 million in the second quarter of 2017. The primary components of noninterest income in the quarter were gain on sales of loans, net and SBA loan servicing fees of $1.0 million and $548 thousand, respectively.

Noninterest expense totaled $9.4 million in the second quarter of 2018, a decrease of 1.2% from $9.5 million in the second quarter of 2017.

________________________________________________
(1) Tax Equivalent Net Interest Margin, Adjusted Efficiency Ratio, Tangible Book Value Per Share, and Tangible Equity to Tangible Assets Ratio are all non-GAAP measures. Please see a reconciliation to the nearest respective GAAP measures at the end of this news release.
(2) Presented on an annualized basis.

Conference Call

Spirit of Texas Bancshares has scheduled a conference call to discuss its second quarter 2018 results, which will be broadcast live over the Internet, on Wednesday, July 25, 2018 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 201-389-0867 and ask for the Spirit of Texas call at least 10 minutes prior to the start time, or access it live over the Internet at http://ir.sotb.com/events-presentations.  For those who cannot listen to the live call, a replay will be available through August 1, 2018 and may be accessed by dialing 201-612-7415 and using pass code 13681321#. Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly owned subsidiary, Spirit of Texas Bank, SSB, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals.  Spirit operates in the Houston, Dallas/Fort Worth and Bryan College Station metropolitan areas.  Please visit https://www.sotb.com for more information.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (Securities Act), on May 4, 2018. Any forward-looking statement speaks only as of the date on which it is made, and Spirit of Texas Bancshares, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,
	2018	2017
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$13,078	$11,228
Interest and dividends on investment securities	195	114
Other interest income	215	278
Total interest income	13,488	11,620
Interest expense:
Interest on deposits	1,941	1,644
Interest on FHLB advances and other borrowings	465	384
Total interest expense	2,406	2,028
Net interest income	11,082	9,592
Provision for loan losses	635	650
Net interest income after provision for loan losses	10,447	8,942
Noninterest income:
Service charges and fees	419	349
SBA loan servicing fees	548	625
Mortgage referral fees	208	243
Gain on sales of loans, net	1,041	2,288
Gain (loss) on sales of other assets	7	45
Other noninterest income	80	4
Total noninterest income	2,303	3,554
Noninterest expense:
Salaries and employee benefits	6,043	5,899
Occupancy and equipment expenses	1,221	1,302
Loan and other real estate related expenses	14	101
Professional services	314	476
Data processing and network	321	313
Regulatory assessments and insurance	266	236
Amortization of intangibles	175	175
Advertising	102	157
Marketing	121	150
Telephone expense	114	81
Other operating expenses	690	604
Total noninterest expense	9,381	9,494
Income before income tax expense	3,369	3,002
Income tax expense	688	993
Net income	$2,681	$2,009

Earnings per common share:
Basic	$0.30	$0.28
Diluted	$0.29	$0.27

Weighted average common shares outstanding:
Basic	8,851,446	7,273,351
Diluted	9,306,029	7,568,921

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(Unaudited)
	As of
	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Assets:
Cash and due from banks	$17,181	$18,786	$19,054
Interest-bearing deposits in other banks	35,805	33,509	38,895
Total cash and cash equivalents	52,986	52,295	57,949
Time deposits in other banks	245	245	245
Investment securities:
Available for sale securities, at fair value	34,519	35,802	37,243
Total investment securities	34,519	35,802	37,243
Loans held for sale	7,715	4,530	3,814
Loans:
Loans held for investment	917,521	882,101	869,119
Less: allowance for loan and lease losses	(6,015)	(5,727)	(5,652)
Loans, net	911,506	876,374	863,467
Premises and equipment, net	44,945	43,343	42,189
Accrued interest receivable	3,195	3,115	3,466
Other real estate owned and repossessed assets	289	268	21
Goodwill	4,485	4,485	4,485
Core deposit intangible	3,135	3,311	3,486
SBA servicing asset	3,521	3,512	3,411
Deferred tax asset, net	1,616	1,588	1,480
Bank-owned life insurance	482	480	479
Federal Home Loan Bank and other bank stock, at cost	4,830	4,802	4,812
Other assets	3,207	5,328	3,751
Total assets	$1,076,676	$1,039,478	$1,030,298
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$183,618	$178,457	$176,726
Interest-bearing	220,087	235,831	250,491
Total transaction accounts	403,705	414,288	427,217
Time deposits	440,978	426,675	408,151
Total deposits	844,683	840,963	835,368
Accrued interest payable	431	424	407
Short-term borrowings	15,000	15,000	15,000
Long-term borrowings	66,191	75,203	76,411
Other liabilities	2,385	4,909	3,973
Total liabilities	928,690	936,499	931,159
Stockholders' Equity:
Preferred stock	-	-	-
Common stock	127,344	84,952	82,615
Retained earnings	21,719	19,038	17,025
Accumulated other comprehensive income (loss)	(1,077)	(1,011)	(501)
Total stockholders' equity	147,986	102,979	99,139
Total liabilities and stockholders' equity	$1,076,676	$1,039,478	$1,030,298

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Loan Composition
(Unaudited)

	As of
	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Loans:
Commercial and industrial loans (1)	$149,988	$137,400	$135,040
Real estate:
1-4 single family residential loans	238,606	238,382	232,510
Construction, land and development loans	152,558	143,646	139,470
Commercial real estate loans (including multifamily)	305,405	289,571	285,731
Consumer loans and leases	19,588	20,824	22,736
Municipal and other loans	51,376	52,278	53,632
Total loans held in portfolio	$917,521	$882,101	$869,119

(1) Balance includes $72.4 million, $70.1 million and $67.1 million of the unguaranteed portion of SBA loans as of June 30, 2018, March 31, 2018 and December 31, 2017, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Deposit Composition
(Unaudited)

	As of
	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Deposits:
Noninterest-bearing demand deposits	$183,618	$178,457	$176,726
Interest-bearing NOW accounts	7,404	9,475	7,318
Savings and money market accounts	212,683	226,356	243,173
Time deposits	440,978	426,675	408,151
Total deposits	$844,683	$840,963	$835,368

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended June 30,
	2018			2017
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$41,396	$183	1.77%	$101,749	$244	0.96%
Loans, including loans held for sale (2)	901,103	13,078	5.82%	809,774	11,228	5.56%
Investment securities and other	40,005	227	2.28%	24,467	148	2.43%
Total interest-earning assets	982,504	13,488	5.51%	935,990	11,620	4.98%
Noninterest-earning assets	75,278			63,330
Total assets	$1,057,782			$999,320
Interest-bearing liabilities:
Interest-bearing NOW accounts	$8,102	$3	0.15%	$8,776	$3	0.15%
Savings and money market accounts	221,792	337	0.61%	227,244	321	0.57%
Time deposits	431,666	1,601	1.49%	437,470	1,320	1.21%
FHLB advances and other borrowings	85,612	465	2.18%	71,519	384	2.16%
Total interest-bearing liabilities	747,172	2,406	1.29%	745,009	2,028	1.09%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	188,628			154,043
Other liabilities	2,855			4,483
Stockholders' equity	119,127			95,785
Total liabilities and stockholders' equity	$1,057,782			$999,320
Net interest rate spread			4.22%			3.89%
Net interest income and margin		$11,082	4.52%		$9,592	4.11%
Net interest income and margin (tax equivalent)(3)		$11,196	4.57%		$9,833	4.21%

(1) Average balances presented are derived from daily average balances.
(2) Includes loans on nonaccrual status.
(3) In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% and 34% for the three months ended June 30, 2018 and 2017, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended
	June 30, 2018			March 31, 2018
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$41,396	$183	1.77%	$27,843	$124	1.80%
Loans, including loans held for sale (2)	901,103	13,078	5.82%	884,521	12,291	5.64%
Investment securities and other	40,005	227	2.28%	41,385	238	2.33%
Total interest-earning assets	982,504	13,488	5.51%	953,749	12,653	5.38%
Noninterest-earning assets	75,278			75,945
Total assets	$1,057,782			$1,029,694
Interest-bearing liabilities:
Interest-bearing NOW accounts	$8,102	$3	0.15%	$7,749	$3	0.15%
Savings and money market accounts	221,792	337	0.61%	235,424	342	0.59%
Time deposits	431,666	1,601	1.49%	417,016	1,386	1.35%
FHLB advances and other borrowings	85,612	465	2.18%	93,509	541	2.35%
Total interest-bearing liabilities	747,172	2,406	1.29%	753,698	2,272	1.22%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	188,628			169,688
Other liabilities	2,855			5,392
Stockholders' equity	119,127			100,916
Total liabilities and stockholders' equity	$1,057,782			$1,029,694
Net interest rate spread			4.22%			4.16%
Net interest income and margin		$11,082	4.52%		$10,381	4.41%
Net interest income and margin (tax equivalent)(3)		$11,196	4.57%		$10,497	4.46%

(1) Average balances presented are derived from daily average balances.
(2) Includes loans on nonaccrual status.
(3) In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% for the three months ended June 30, 2018 and March 31, 2018, respectively.

 Non-GAAP Financial Measures

Our accounting and reporting policies conform to GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this release as being a non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this release may differ from that of other banking organizations reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed in this release when comparing such non-GAAP financial measures.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Net Interest Margin on a Fully Taxable Equivalent Basis
(Unaudited)

	As of or for the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Net interest margin - GAAP basis:
Net interest income	$11,082	$10,381	$9,592
Average interest-earning assets	982,504	953,749	935,990
Net interest margin	4.52%	4.41%	4.11%
Net interest margin - Non-GAAP basis:
Net interest income	$11,082	$10,381	$9,592
Plus:
Impact of fully taxable equivalent adjustment	114	116	241
Net interest income on a fully taxable equivalent basis	$11,196	$10,497	$9,833
Average interest-earning assets	982,504	953,749	935,990
Net interest margin on a fully taxable equivalent basis - Non-GAAP basis	4.57%	4.46%	4.21%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Efficiency Ratio
(Unaudited)

	As of or for the Three Months Ended June 30,
	2018	2017

	(Dollars in thousands)
Efficiency ratio - GAAP basis:
Noninterest expense (numerator)	$9,381	$9,494
Net interest income plus noninterest income (denominator)	13,385	13,146
Efficiency ratio - GAAP basis	70.09%	72.22%
Efficiency ratio - Non-GAAP basis:
Noninterest expense	$9,381	$9,494
Less:
Amortization of intangibles	175	175
Adjusted noninterest expense (numerator)	$9,206	$9,319
Net interest income	11,082	9,592
Noninterest income	2,303	3,554
Less:
Gain (loss) on sales of other assets	7	45
Adjusted operating revenue (denominator)	$13,378	$13,101

Efficiency Ratio - Non-GAAP basis	68.81%	71.13%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	As of
	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Total stockholders' equity	$147,986	$102,979	$99,139
Less:
Goodwill and other intangible assets	7,620	7,796	7,971
Tangible stockholders' equity	$140,366	$95,183	$91,168
Shares outstanding	9,786,611	7,486,611	7,280,183
Book value per share	$15.12	$13.76	$13.62
Less:
Goodwill and other intangible assets per share	0.78	1.05	1.10
Tangible book value per share	$14.34	$12.71	$12.52

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Equity to Tangible Assets
(Unaudited)

	As of
	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Total stockholders' equity to total assets - GAAP basis:
Total stockholders' equity (numerator)	$147,986	$102,979	$99,139
Total assets (denominator)	1,076,676	1,039,478	1,030,298
Total stockholders' equity to total assets	13.74%	9.91%	9.62%
Tangible equity to tangible assets - Non-GAAP basis:
Tangible equity:
Total stockholders' equity	$147,986	$102,979	$99,139
Less:
Goodwill and other intangible assets	7,620	7,796	7,971
Total tangible common equity (numerator)	$140,366	$95,183	$91,168
Tangible assets:
Total assets	1,076,676	1,039,478	1,030,298
Less:
Goodwill and other intangible assets	7,620	7,796	7,971
Total tangible assets (denominator)	$1,069,056	$1,031,682	$1,022,327

Tangible equity to tangible assets	13.13%	9.23%	8.92%

Contacts:
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com